Exhibit 10.1

FORM OF

AMENDMENT TO

AETHLON MEDICAL, INC.

CONVERTIBLE NOTES AND WARRANTS

The Convertible Promissory Notes (the “Notes”) and Common Stock Purchase Warrants (the “Warrants”) set forth on Schedule A hereto, issued by Aethlon Medical, Inc., a Nevada corporation (the “Company”), to _______________ (the “Holder”), hereby are amended as set forth herein:

The parties hereto agree as follows:

1.	All defined terms not otherwise defined herein shall have the meanings ascribed to them in the Notes or Warrants, as applicable.

2.	The term “Maturity Date,” as defined in each of the Notes, shall mean April 1, 2016.

3.	The non-default rate of interest that shall be payable under each of the Notes shall be twelve percent (12%) per annum.

4.	The principal amount of each of the Notes shall be increased to the amount calculated by multiplying (x) the principal amount outstanding immediately prior to the effectiveness of this Amendment by (y) 1.12.

5.	In the event that the Company intends to pay in cash, on or after the Maturity Date (as redefined in Section 2 above), any amount owing under a Note, the Company shall provide five (5) days’ prior written notice of such intent (the “Payment Notice”) to the Holder. The Payment Notice shall include proof of funds and confirmation of the Company’s ability to pay the amount stated in the Payment Notice and shall provide for payment to the Holder, ______________ and ____________________ on a pro rata basis. The Company shall not issue a Payment Notice at any time during which an Event of Default (as defined in the Notes), other than a failure to pay principal and interest due at the Maturity Date, shall have occurred and remains outstanding. The Holder shall have the option, exercisable on one occasion by written notice delivered to the Company within five (5) days after the Holder’s receipt of the Payment Notice, to extend the Maturity Date to the later of (x) July 1, 2016 and (y) the date that is three (3) months following the date of the Holder’s receipt of the Payment Notice. In the event that the Holder exercises such option, thereafter the Company shall not make any payment on such Note prior to the Maturity Date, as extended. Further, the Holder’s right to convert the Note, at the Holder’s election, shall continue in full effect during such extended period.

6.	In connection with any conversions under the Notes effected by the Holder during the period from October 1, 2011 through the effective date hereof, the Company shall issue to the Holder that number of shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), equal to the difference between (x) that number of shares of Common Stock that were issued to the Holder upon such conversion and (y) that number of shares of Common Stock that would have been issuable to the Holder if such conversion had been effected at a conversion price of $.042 per share. As of the date hereof, in accordance with the foregoing formula, the Holder is entitled to be issued an aggregate of ______________ shares of Common Stock, which shall be issued promptly after execution of this Amendment.

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7.	The “Conversion Price,” as defined in each of the Notes, shall be $.042 per share, subject to further adjustment as provided in each such Note.

8.	The “Expiration Date,” as defined in each of the Warrants, shall be January 1, 2017.

9.	The “Purchase Price,” as defined in each of the Warrants, shall be $.042 per share, subject to further adjustment as provided in each such Warrant.

10.	In the event that all outstanding promissory notes and warrants issued by the Company to the persons listed on Schedule B hereto shall have been amended to remove, or the holders thereof shall have waived, any provisions contained therein which would act to reduce the conversion or exercise price of such notes or warrants if the Company were to issue any Common Stock, other than Excepted Issuances (as defined in the subscription agreement under which the applicable Note or Warrant was purchased), at a price below such conversion or exercise price, then any similar anti-dilution protection to which the then-outstanding Notes and Warrants are subject shall automatically be deemed removed and, until such Notes and Warrants are no longer outstanding, the Company shall be prohibited from issuing any Common Stock or securities convertible into or exercisable for shares of Common Stock (“Common Stock Equivalents”) (or modifying, with equivalent effect, any of the foregoing that may be outstanding), other than Excepted Issuances, at a price below the Conversion Price of such Notes and Purchase Price of such Warrants. Other than those issued to the persons listed on Schedule B hereto, there are no other outstanding promissory notes or warrants or Common Stock Equivalents with provisions that would act to reduce the conversion or exercise price of such notes or warrants or Common Stock Equivalents if the Company were to issue any Common Stock, other than Excepted Issuances, at a price below such conversion or exercise price.

11.	The Company represents and warrants that, assuming that all other relevant conditions to reliance on Rule 144 under the Securities Act of 1933, as amended, have been satisfied, the holding period, for Rule 144 purposes, of the shares of Common Stock issuable upon conversion of any principal and interest due under the Notes, other than any shares issuable upon conversion of that portion of the Notes that represents the increase set forth in Section 4 hereof, will tack back to the original issuance date of the applicable Note and that the holding period, for Rule 144 purposes, of the shares of Common Stock issuable under Section 6 hereof similarly will tack back to the original issuance date of the applicable Note. The Company further covenants that it will not take a position contrary to this Section 11 and agrees that taking such contrary position will be an Event of Default under the Notes.

12.	The effective date of the foregoing amendments to the Notes and the Warrants is March 31, 2014. The Company acknowledges that the Holder has not waived any rights except for those specifically waived herein and that the Holder reserves all such non-waived rights, including anti-dilution rights and remedies upon the occurrence of an Event of Default not waived in this Amendment. Except as expressly set forth herein, all other terms of the Notes and the Warrants shall remain in full force and effect without modification, amendment or restatement.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by it duly authorized officer on the 31st day of March, 2014.

AETHLON MEDICAL, INC.

By:
James B. Frakes
Chief Financial Officer

Accepted and agreed to by the Holder:

By: ________________________

Name: ________________________

Title: ________________________

Address:

________________________

________________________

________________________

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